Exhibit 99

VIACOM PROVIDES UPDATE ON JUNE QUARTER FINANCIAL EXPECTATIONS

NEW YORK, June 17, 2016—Viacom Inc. (NASDAQ: VIAB, VIA) today provided an update on its financial expectations for the fiscal quarter ended June 30, 2016.

Based on preliminary information, Viacom expects to report adjusted diluted earnings per share within the range of approximately $1.00 to $1.05 for the third quarter of 2016. The Company said that its third quarter results will be impacted by the theatrical underperformance of Teenage Mutant Ninja Turtles: Out of the Shadows as well as a delay in completing a significant SVOD agreement.

Viacom said that the domestic performance of the latest Teenage Mutant Ninja Turtles release was disappointing, but the company has a strong slate in the months ahead and looks forward to improvement at Paramount. The company also previously expected to complete a significant SVOD agreement in the quarter, but said the recent and highly public governance controversy negatively impacted the timing and its ability to achieve an optimal outcome with partners.

Viacom said that it expects domestic ad sales declines for the third quarter to be approximately 4%. The company also said it has substantially completed a very successful annual advertising upfront sales process.

Viacom will provide additional information regarding its third quarter results and business outlook during its regular quarterly conference call on August 4, 2016, following the release of its earnings announcement.

About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach over 3.5 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom's blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect on the company’s business and share prices of actions taken in the name of its controlling stockholder that affect control of the company and limit the authority of its board of directors; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings, advertising revenues and affiliate fees; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2015 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts Press:	Investors:
Jeremy Zweig	James Bombassei
(212) 846-7503	(212) 258-6377
jeremy@viacom.com	james.bombassei@viacom.com

Kareem Chin
(212) 846-6305
kareem.chin@viacom.com

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